Exhibit 99.3

T-MOBILE USA, INC.

LETTER TO DEPOSITARY TRUST COMPANY PARTICIPANTS

Offer to Exchange

$500,000,000 5.250% Senior Notes due 2018 for $500,000,000 5.250% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended;

$1,750,000,000 6.250% Senior Notes due 2021 for $1,750,000,000 6.250% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended; and

$1,750,000,000 6.625% Senior Notes due 2023 for $1,750,000,000 6.625% Senior Notes due 2023 that have been registered under the Securities Act of 1933, as amended.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing a prospectus dated                      (the “Prospectus”) of T-Mobile USA, Inc. (the “Company”) and the related letter of transmittal (the “Letter of Transmittal”). These two documents constitute the Company’s offer to exchange (the “Exchange Offer”) its (i) outstanding $500,000,000 aggregate principal amount of outstanding 5.250% Senior Notes due 2018 (the “Outstanding 2018 Notes”) for like aggregate principal amount of 5.250% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)(the “New 2018 Notes”), (ii) outstanding $1,750,000,000 aggregate principal amount of outstanding 6.250% Senior Notes due 2021 (the “Outstanding 2021 Notes”) for like aggregate principal amount of 6.250% Senior Notes due 2021 that have been registered under the Securities Act (the “New 2021 Notes”), and (iii) outstanding $1,750,000,000 aggregate principal amount of outstanding 6.625% Senior Notes due 2023 (the “Outstanding 2023 Notes”, and together with the Outstanding 2018 Notes and the Outstanding 2021 Notes, the “Original Notes”) for like aggregate principal amount of 6.625% Senior Notes due 2023 that have been registered under the Securities Act (the “New 2023 Notes”, and together with the New 2018 Notes and the New 2021 Notes, the “Exchange Notes”). Additionally, we have included a notice of guaranteed delivery and a letter that may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date, including any extensions.

The Exchange Offer for Original Notes is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) such person is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, and (iii) such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company. In addition, each holder of Original Notes will represent to the Company that if such person is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

Additional copies of the enclosed material may be obtained by contacting the Exchange Agent as set forth in the Letter of Transmittal.